99.5

Certification of Authority to
Resell Interexchange Telecommunications Services (IXC)

RECEIVED

AUG 2 2 2006

EXECUTIVE SECRETARY

DEBORAH K. FLANNAGAN
EXECUTIVE DIRECTOR

REECE MCALISTER
EXECUTIVE SECRETARY

Georgia Public Service Commission

244 WASHINGTON STREET, S.W.
ATLANTA, GEORGIA 30334-57

(404) 656-4501
(800) 282-5813

FAX: (404) 656-2341
www.psc.state.ga.us

DOCKET # 23195

DOCUMENT # 92638

INTERIM CERTIFICATE OF AUTHORITY TO RESELL INTEREXCHANGE TELECOMMUNICATIONS SERVICES

Certificate No. R-1011

Docket No. 23195-U

Approved: August 15, 2006

Expires: August 15, 2007

Effective: 8-22-06

WHEREFORE, it is

ORDERED, that the above numbered certificate is hereby granted to WinSonic Digital Media Group, Ltd. , whose principal business address is 101 Marietta Street NW Suite 2600, Atlanta, GA 30303, to resell of interexchange telecommunications services. This certificate is hereby issued subject to the conditions as adopted by the Georgia Public Service Commission ("Commission") in Docket No. 3488-U, 3913-U and any further amendments or supplements thereto.

ORDERED FURTHER, that the Applicant's tariff is hereby approved.

ORDERED FURTHER, that pursuant to O.C.G.A. § 46-5-168(b)(2) the Commission's jurisdiction shall include the authority to grant, modify, impose conditions upon, or revoke a certificate. Therefore, the certificate granted herein shall be subject to revocation if the Applicant fails to notify the Commission of any change in its contact address on file with the Commission, fails to comply with Commission requirements or orders, or violates any applicable law or Commission rule.

ORDERED FURTHER, that if Applicant desires to do business in Georgia under any name which does not appear on this certificate, Applicant shall submit an application for amendment to its certification stating the name under which it plans to conduct business.

ORDERED FURTHER, that the Applicant shall contribute to the Universal Access Fund pursuant to O.C.G.A. § 46-5-167 and Docket No. 5825-U.

ORDERED FURTHER, that all statements of fact, law and regulatory policy contained within the preceding sections of this Order be adopted as findings of facts and conclusions of law, and conclusions of regulatory policy of the Commission.

ORDERED FURTHER, that jurisdiction over this matter is expressly retained for the purpose of entering such further order or orders as the Commission may deem just and proper.

ORDERED FURTHER, that any motion for reconsideration or rehearing in this docket shall not have the effect of staying this Order of the Commission, except insofar as the Commission may otherwise provide.

This certificate shall expire August 15, 2007.

BY ORDER OF THE GEORGIA PUBLIC SERVICE COMMISSION, this 15th day of August 2006.

Reece McAlister
Executive Secretary

DATE: 8-18-06

Stan Wise
Chairman

DATE: 8-22-06